UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

REGIS CORPORATION
(Exact name of registrant as specified in charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective November 29, 2023, Regis Corporation (the “Company”) amended its Restated Articles of Incorporation to implement a twenty-for-one reverse stock split. The Company’s common stock began trading on a split-adjusted basis when the market opened on November 29, 2023.

As a result of the reverse stock split, at 12:01 a.m. Central Time on the effective date, every 20 shares of common stock then issued and outstanding automatically were combined into one share of common stock, with no change in par value per share. No fractional shares were outstanding following the reverse stock split and any fractional shares that would have resulted from the reverse stock split will be settled in cash. The total number of shares authorized for issuance was reduced to 5,000,000 in proportion to the reverse stock split. The text of the Articles of Amendment of Restated Articles of Incorporation of the Company that effected the foregoing actions is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Effective as of the same time as the reverse stock split, the Compensation Committee of the Company’s Board of Directors reduced the number of shares of common stock available for issuance under the Company’s equity compensation plans in proportion to the reverse stock split. Upon effectiveness, the reverse stock split also resulted in reductions in the number of shares of common stock issuable upon exercise or vesting of equity awards in proportion to the reverse stock split and caused a proportionate increase in exercise price or share-based performance criteria, if any, applicable to such awards.

Effective later in the day on November 29, 2023, the Company restated its Restated Articles of Incorporation to reflect all amendments through that date, including the amendment describe above. The text of the Restated Articles of Incorporation is set forth in Exhibit 3.2 and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

A total of 2,279,417 shares of common stock were issued and outstanding immediately after the reverse stock split became effective on November 29, 2023. The CUSIP identifier for the Company’s common stock following the reverse stock split is 758932206.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number

3.1	Articles of Amendment of Restated Articles of Incorporation of the Registrant (effective as of November 29, 2023).
3.2	Restated Articles of Incorporation of the Registration (effective as of November 29, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: December 1, 2023	By:	/s/ Kersten D. Zupfer
Kersten D. Zupfer
Executive Vice President and Chief Financial Officer